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                                                                    EXHIBIT 21.1



                              LIST OF SUBSIDIARIES
                              --------------------

NAME                                                                                    JURISDICTION OF ORGANIZATION
----                                                                                    ----------------------------



GERMANY
SRS Software - und Systemhaus Dresden GmbH                                                   Germany
SAP Retail Solutions GmbH & Co.                                                              Germany
Steeb Anwendungssysteme GmbH.                                                                Germany
SAP Systems Integration GmbH.                                                                Germany
Asset GmbH Assessment & Training Technologies Friedrichshafen                                Germany
SAP Retail Solutions Beteiligungsgesellschaft mbH.                                           Germany
STEEB-CAS Informationstechnik GmbH i.L.                                                      Germany
DACOS Software Holding GmbH.                                                                 Germany

REST OF EUROPE
SAP (UK) Limited                                                                             UK
SAP FRANCE SYSTEMES APPLICATIONS ET PROGICIELS S.A.                                          France
SAP (Schweiz) AG                                                                             Switzerland
SAP Nederland B.V.                                                                           Netherlands
SAP Osterreich, Systeme, Anwendungen und Produkte in der                                     Austria
Datenverabeitung Gesellschaft m.b.H.
SAP Danmark A/S                                                                              Denmark
SAP Svenska Aktiebolag                                                                       Sweden
SAP ESPANA Y PORTUGAL SISTEMAS APLICACIONES Y                                                Spain
PRODUCTOS EN LA INFORMATICA, S.A.
S.A.P. Italia Sistemi Applicazioni Prodotti in Data Processing S.p.A.                        Italy
NV SAP Belgium S.A.                                                                          Belgium
SAP CR, s.r.o.                                                                               Czech Republic
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
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
SAP Polska Sp. z.o.o.                                                                        Poland
SAP Consult C.I.S.                                                                           Russia
SAP Service and Support Centre (Ireland) Limited                                             Ireland
DACOS Software S.A.                                                                          Switzerland
STEEB-CAS Informationstechnik AG in Liq.                                                     Switzerland
SAP Ireland Ltd.                                                                             Ireland
SAP Retail Solutions Nederland B.V.                                                          Netherlands
SAP Hungary Rendszerek, Alkalmazasok es Termekek az Adatfeldolgozasban Kft.                  Hungary

AMERICAS
SAP America, Inc.                                                                            Delaware
SAP Canada Systems, Applications and Products in Data Processing Inc.                        Canada
SAP BRASIL COMERCIO E REPRESENTACOES LTDA.                                                   Brazil
SAP Labs, Inc. formerly SAP Technology, Inc.                                                 Delaware
SAP MEXICO S.A. DE C.V.                                                                      Mexico
SAP ARGENTINA S.A.                                                                           Argentina
SAP Andina y del Caribe S.A.                                                                 Venezuela
SAP International, Inc.                                                                      Delaware
SAP America Public Sector, Inc.                                                              Delaware
WS Investment Holdings, L.P.                                                                 Delaware

ASIA/PACIFIC
SAP Japan Co., Ltd.                                                                          Japan
SAP AUSTRALIA PTY LTD                                                                        Australia
SAP Asia Systems, Applications and Products in Data Processing Pte. Ltd.                     Singapore
SAP Korea Limited                                                                            Korea
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
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
SAP India Systems, Applications and Products in Data Processing Private                      India
Limited
SAP Data Processing (Malaysia) Sdn Bhd                                                       Malaysia
SAP New Zealand Limited                                                                      New Zealand
SAP SYSTEMS, APPLICATIONS AND PRODUCTS IN DATA                                               Thailand
PROCESSING (THAILAND) LTD.
SAP (Beijing) Software System Co., Ltd.                                                      China
SAP Taiwan Co. Ltd.                                                                          Taiwan
SAP HONG KONG Co. Limited                                                                    Hong Kong
SAP PHILIPPINES SYSTEMS, APPLICATIONS AND PRODUCTS IN                                        Philippines
DATA PROCESSING, INC.
SAP India (Holding) Pte. Ltd.                                                                Singapore
PT SAP Asia                                                                                  Indonesia

AFRICA
SYSTEMS APPLICATIONS PRODUCTS                                                                South Africa
(SOUTHERN AFRICA) (PTY) LTD